UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 22, 2014, Arrhythmia Research Technology, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were: (1) the re-election of Mr. Jason R. Chambers as a Class I director (term expiring at the 2017 annual meeting), (2) the ratification of the non-binding advisory vote on executive compensation ("say-on-pay"), (3) the ratification of the appointment of Wolf and Company, P.C. as the Company's independent registered public accounting firm, and (4) the ratification to authorize the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

(1) Mr. Chambers was re-elected as a Class I director. The results of the voting were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mr. Jason R. Chambers	1,122,635	31,854	1,360,582
(2) To approve the non-binding advisory vote on executive compensation ("say-on-pay").The results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
1,123,750	14,398	16,341	1,360,582
(3) The proposal to ratify the appointment of Wolf and Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,501,633	5,329	8,109	—
(4) To consider and vote on a proposal to authorize the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals. The results of the voting were as follows.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,406,024	91,054	17,993	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 27th day of May, 2014.
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Corporate Controller and
Principal Financial and Accounting Officer